Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Lipocine Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Tanner LLC
Tanner LLC
Salt Lake City, Utah
November 13, 2020